                                                                    EXHIBIT 10.7


                              AMENDED AND RESTATED
                            SECURED PROMISSORY NOTE

$1,500,000.00                                                      July 15, 1997

         FOR VALUE RECEIVED, the undersigned, HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation ("Maker"), promises to pay to the order of NATIONSCREDIT COMMERCIAL CORPORATION, a Delaware corporation ("PAYEE"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "HOLDER"), at the office of Payee at 201 Broad Street, One Canterbury Green, Stamford, Connecticut 06901, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($1,500,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of thirteen and 75/100ths percent (13.75%) per annum (computed on the basis of a 360-day year).

         Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of August, 1997, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until September 25, 2000 (the "MATURITY DATE"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above, which default is not cured following the giving of any applicable notice and within five (5) days; or in the event that any default or event of default shall occur under that certain Loan Agreement, dated as of September 25, 1995, between Maker and Sirrom Capital Corporation, as assigned by Sirrom Capital Corporation to Sirrom Investments, Inc., as thereafter assigned by Sirrom Investments, Inc. to Payee (the "LOAN AGREEMENT"), which default or event of default is not cured following the giving of any applicable notice and within any applicable cure period set forth in said Loan Agreement; or should any default by Maker be made in the performance or observance of any covenants or conditions contained in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "DEFAULT RATE") equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the maximum rate of interest allowed to be charged under applicable law (the "MAXIMUM RATE"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

         In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any indorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all actual reasonable attorney's fees and all court costs.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Holder as more specifically described in the Loan Agreement.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

         This Note amends and restates, and supersedes and replaces, that certain Secured Promissory Note, dated September 25, 1995, executed by Maker and made payable to the order of Sirrom Capital Corporation, in the principal face amount of One Million Five Hundred Thousand and No/100ths Dollars ($1,500,000.00), as endorsed to the order of Sirrom Investments, Inc., as thereafter endorsed to the order of Payee (the "PRIOR NOTE"). Nothing contained herein is or shall be deemed to constitute a novation of the Prior Note or of the indebtedness evidenced thereby.

         As used herein, the terms "MAKER" and "HOLDER" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                                        MAKER:

                                        HORIZON MEDICAL PRODUCTS,
                                        INC., a Georgia corporation



                                        By: /s/ William E. Peterson, Jr.
                                           -------------------------------------
                                           Title: President
                                                 -------------------------------

                    ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR

         The undersigned does hereby (i) acknowledge and consent to the transfer and assignment to NationsCredit Commercial Corporation ("NATIONSCREDIT") of that certain Secured Promissory Note, dated September 25, 1995, executed by Horizon Medical Products, Inc. payable to the order of Sirrom Capital Corporation, in the principal face amount of One Million Five Hundred Thousand and No/100ths Dollars ($1,500,000.00) (the "PRIOR NOTE"), and any and all documents and instruments executed or delivered in connection therewith (including, without limitation, the Guaranty Agreement and Security Agreement referred to below),
(ii) acknowledge and consent to the amendment and restatement of the Prior Note by that certain Amended and Restated Secured Promissory Note, dated July 15, 1997, executed by Horizon Medical Products, Inc. payable to the order of NationsCredit, in the principal face amount of One Million Five Hundred Thousand and No/100ths Dollars ($1,500,000.00) (the "AMENDED AND RESTATED NOTE"), (iii) reaffirm all of its obligations and agreements under (x) the Guaranty Agreement, dated October 24, 1995, executed by the undersigned in favor of Sirrom Capital Corporation to guarantee repayment of the Prior Note, as assigned to NationsCredit (the "GUARANTY") and (y) the Security Agreement, dated October 24, 1995, executed by the undersigned in favor Sirrom Capital Corporation to secure the undersigned's obligations under the Guaranty, as assigned to NationsCredit (the "SECURITY AGREEMENT"), and (iv) confirm and agree that the Guaranty and the Security Agreement are and shall remain in full force and effect after giving effect to the transactions described above, and that such documents secure and will continue to secure the Amended and Restated Note and the indebtedness evidenced thereby.

         IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement and Consent as of the 15th day of July 1997.

                                        HORIZON ACQUISITION CORP.,
                                        a Georgia corporation



                                        By: /s/ William E. Peterson, Jr.
                                           -------------------------------------
                                           Title: President
                                                 -------------------------------